UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2015

NorthStar Healthcare Income, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55190 (Commission File Number)	27-3663988 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 1, 2015, NorthStar Healthcare Income, Inc. (“NorthStar Healthcare”), through a joint venture with Griffin-American Healthcare REIT III, Inc. (“GAHR”), completed its acquisition of Trilogy Investors, LLC (“Trilogy”), pursuant to the equity purchase agreement (the “Purchase Agreement”) dated as of September 11, 2015 among Trilogy, Trilogy Holdings, LP, Trilogy Holdings LLC, Trilogy Holdings Corporation, and the other sellers party thereto (collectively, the “Sellers”) and Trilogy Real Estate Investment Trust (the “Purchaser”). Pursuant to the Purchase Agreement, the Purchaser, a joint venture indirectly owned 30% by NorthStar Healthcare and indirectly owned 70% by GAHR (the “Joint Venture”), acquired approximately 96% of the outstanding equity interests of Trilogy based on a total equity value for Trilogy of $1.125 billion, subject to certain closing adjustments set forth in the Purchase Agreement (the “Acquisition”), while certain members of Trilogy’s pre-closing management team retained approximately 4% of the outstanding equity interests of Trilogy. NorthStar Healthcare invested approximately $202 million of equity with proceeds from its public offerings of common stock.

Trilogy owns and/or leases 97 facilities, most of which are integrated senior healthcare campuses offering a range of care, including assisted living, memory care, independent living and skilled nursing services, with over 10,000 beds across Indiana, Ohio, Kentucky and Michigan, as well as an ancillary pharmacy business and an ancillary therapy business that provide services to the facilities and third parties. At the closing of the Acquisition, Trilogy's facilities and ancillary services businesses will be managed by an eligible independent contractor owned by certain members of Trilogy's pre-closing management team, pursuant to management agreements with 20-year terms, subject to certain potential extension options in favor of Trilogy, under a “RIDEA” structure.

NorthStar Healthcare and GAHR hold their interests in Trilogy through the Joint Venture, which holds all of the common shares of the Purchaser and serves as the Purchaser’s sole trustee. Pursuant to the limited liability company agreement of the Joint Venture (the “JV Agreement”), which was entered into concurrently with the execution of the Purchase Agreement, GAHR will act as the manager of the Joint Venture and is generally responsible for the day-to-day affairs of the Joint Venture, subject to certain limitations or exceptions therein, including NorthStar Healthcare’s right to consent to certain significant decisions. The JV Agreement also contains provisions relating to GAHR’s and NorthStar Healthcare’s obligations and rights with respect to funding the Joint Venture, and customary forced sale and other liquidity rights. Distributions of capital or other proceeds generally will be made pro rata in proportion to each member’s respective ownership interest in the Joint Venture. GAHR is sponsored by American Healthcare Investors, LLC, an entity in which NorthStar Healthcare’s sponsor and vice chairman own an approximate 43% interest and 12% interest, respectively.

In connection with the Acquisition, certain indirect subsidiaries of Trilogy (the “Borrowers”) entered into a $300 million senior secured revolving credit facility with KeyBank National Association, as administrative agent, and the lenders party thereto from time to time (the “Trilogy Revolving Credit Facility”), with a floating interest rate based on, at the Borrowers’ option, an adjusted LIBOR rate plus an applicable margin of 4.25% or an alternate base rate plus an applicable margin of 3.25% and a term of four years (subject to a one year extension option or termination in accordance with the terms of the Trilogy Revolving Credit Facility). On December 1, 2015, the Borrowers drew down $270 million under the Trilogy Revolving Credit Facility, the proceeds of which were used to refinance certain existing indebtedness. In addition, the Purchaser assumed approximately $230 million of existing indebtedness in connection with the Acquisition, including approximately $204 million in aggregate principal amount outstanding under loans insured by the U.S. Department of Housing and Urban Development with fixed interest rates ranging from 2.45% to 4.14% and remaining terms ranging from 29 years to 34 years.

The foregoing descriptions of the Purchase Agreement and the JV Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the Purchase Agreement and the JV Agreement that are filed as Exhibits 10.1 and 10.2, respectively, to the Current Report on Form 8-K filed on September 15, 2015, which agreements are incorporated herein by reference.

Safe Harbor Statement

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “will,” “expects,” “intends” or other similar words or expressions. These statements are based on NorthStar Healthcare’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar Healthcare can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NorthStar Healthcare’s expectations include, but are not limited to, NorthStar Healthcare’s ability to realize the anticipated benefits of its joint venture with GAHR; the ability of NorthStar Healthcare to achieve its targeted returns through the joint venture; the ability of the eligible independent contractor to successfully operate the portfolio; the ability to comply with the terms of the financing secured by the portfolio; the impact to NorthStar Healthcare of any actions taken by GAHR regarding the joint venture; the impact of any losses from properties in the portfolio on cash flow and returns; Trilogy’s ability to grow its portfolio; market rental rates and property level cash flow; changes in economic conditions generally and the real estate and debt markets specifically; the impact of local economies; the availability of investment opportunities; the availability of capital; the ability to achieve targeted returns; changes to generally accepted accounting principles; policies and rules applicable to real estate investment trusts; and the factors described in Part I, Item 1A of NorthStar Healthcare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its other filings with the SEC. The foregoing list of factors is not exhaustive. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to NorthStar Healthcare on the date of this report and NorthStar Healthcare is under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Healthcare Income, Inc.

Date: December 2, 2015	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and Secretary

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